UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2005

Commission File Number 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	75-6446078

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200

(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The May rent payment due from Arlington Inns, Inc., a wholly-owned subsidiary of Arlington Hospitality, Inc. (“Arlington”), under the terms of its lease agreement with us (as amended, the “Lease Agreement”) was not paid. As a result, we have declared an event of default under the Lease Agreement and have sent notices to Arlington Inns, Inc. terminating its right to possession of our 18 hotel properties only, without terminating the Lease Agreement, and demanding that it vacate the hotel properties by the date specified in the applicable notice. Based on information periodically provided to us by Arlington, if we take possession of and operate the hotel properties, the cash flow from the properties will be less than the current lease payments. We are not able to quantify the amount of such shortfall at this time due to a number of factors, including results of potential discussions with Arlington and the possibility of Arlington seeking reorganization under the U.S. Bankruptcy Code. We intend to vigorously pursue all potential remedies under both the Lease Agreement and Arlington’s guarantee of the obligations under the Lease Agreement. There can be no assurance, however, that we will be able to collect under the guarantee for any losses suffered.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 17, 2005

PMC COMMERCIAL TRUST
By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer